EXHIBIT 10.1

WAIVER
WAIVER, dated as of January 26, 2015 (this "Waiver"), with respect to that certain Credit Agreement, dated as of May 12, 2014 (as amended, supplemented or otherwise modified, the "Credit Agreement"), by and among PhotoMedex, Inc., as borrower (the "Borrower"), the Loan Parties from time to time party thereto, the Lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent (the "Administrative Agent"), among others.
W I T N E S S E T H :
WHEREAS, pursuant to the Credit Agreement, the Lenders have made Loans and other extensions of credit to the Borrower which remain outstanding;
WHEREAS, the Borrower, the other Loan Parties, the Administrative Agent and the Lenders are parties to that certain Amended and Restated Forbearance Agreement dated as of October 31, 2014 (the "Forbearance");
WHEREAS, Events of Default have occurred and are continuing as a result of  any failure of the Borrower to comply with (i) Section 4.5 of the Forbearance by virtue of the delay in delivery of the Cash on Hand certificate for the period ending January 2, 2015, and (ii) Sections 4.7 (c) and (d) of the Forbearance (collectively, the "Forbearance Defaults"); and
WHEREAS, the Borrower has requested that the Administrative Agent and the Required Lenders waive the Forbearance Defaults, and the Administrative Agent and the Required Lenders are willing to do so, but only on the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE I
 DEFINITIONS
Section 1.1                            Defined Terms.  Unless otherwise defined herein, capitalized terms used herein have the meanings assigned in the Credit Agreement, and the other Loan Documents.

ARTICLE II
 WAIVER; AGREEMENT
Section 2.1                          .  Waiver.   Subject to the terms and conditions hereof, the Administrative Agent and the Required Lenders hereby waive the Forbearance Defaults.

Section 2.2                            Agreement.  The Administrative Agent and the Lenders hereto agree and acknowledge that those monthly amortization payments made on October 1, 2014, November 1, 2014 and December 1, 2014 were made in lieu of that certain amortization payment otherwise due on November 30, 2014.

ARTICLE III
 CONDITIONS PRECEDENT
This Waiver shall not become effective unless and until each of the conditions precedent set forth below has been satisfied or the satisfaction thereof shall have been waived in accordance with the terms hereof:
(a)            Receipt by the Administrative Agent of counterparts of this Waiver, duly executed and delivered by the Administrative Agent, the Required Lenders and the Loan Parties; and
(b)            Receipt by the Administrative Agent of payment in full in cash of its invoiced and unpaid reasonable and documented fees and out-of-pocket expenses incurred in connection with the Credit Agreement or the other Loan Documents (which shall be deemed to include this Waiver), including, without limitation, the reasonable fees and disbursements of the Administrative Agent's counsel and advisors.
ARTICLE IV
 INTERPRETATION
Section 4.1                            Continuing Effect of the Credit Agreement and the Forbearance.  The Loan Parties, the Administrative Agent and the Lenders hereby acknowledge and agree that the Credit Agreement and the Forbearance shall continue to be and remain unchanged and in full force and effect in accordance with its terms, except as expressly provided herein.

Section 4.2                            No Waiver; Other Defaults or Events of Default.   Nothing contained in this Waiver shall be construed or interpreted or is intended as a waiver of or limitation on any rights, powers, privileges or remedies that the Administrative Agent or the Lenders have or may have under the Credit Agreement, the Forbearance or any other Loan Document on account of any Default or Event of Default other than as expressly set forth herein.
ARTICLE V
 MISCELLANEOUS
Section 5.1                            Representations and Warranties.  The Loan Parties hereby represent and warrant as of the date hereof that, after giving effect to this Waiver, (a) no Default or Event of Default has occurred and is continuing, except the Forbearance Defaults and the Specified Events of Default (as defined in the Forbearance) and (b) all representations and warranties of the Loan Parties contained in the Loan Documents (which shall be deemed to include this Waiver) are true and correct in all material respects with the same effect as if made on and as of such date, except that Section 3.07 of the Credit Agreement shall be deemed to exclude the Forbearance Defaults and the Specified Events of Default (as defined in the Forbearance).

Section 5.2                            Payment of Fees and Expenses.  The Borrower agrees to pay or reimburse the Administrative Agent upon demand, for all its reasonable and documented out-of-pocket costs and expenses incurred in connection with the Credit Agreement or the other Loan Documents (which shall be deemed to include this Waiver), including, without limitation, the reasonable fees and disbursements of the Administrative Agent's counsel and advisors.

Section 5.3                            Counterparts.  This Waiver may be executed by the parties hereto in any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

Section 5.4                            GOVERNING LAW.  THIS WAIVER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS WAIVER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 5.5                            Release.  The Loan Parties, on behalf of themselves and successors-in-title, legal representatives and assignees and, to the extent the same is claimed by right of, through or under any of the Loan Parties, for its past, present and future employees, agents, representatives, officers, directors, shareholders, and trustees (each, a "Releasing Party" and collectively, the "Releasing Parties") hereby release, waive, and forever relinquish all claims, demands, obligations, liabilities and causes of action of whatever kind or nature (including, without limitation, any so-called "lender liability" claims, interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses and incidental, consequential and punitive damages payable to third parties, or any claims arising under 11 U.S.C. §§ 541-550 or any claims for avoidance or recovery under any other federal, state or foreign law equivalent), whether known or unknown, which any of the Releasing Parties have, may have, or might assert at the time of execution of this Waiver against the Administrative Agent, the Lenders and/or their respective parents, affiliates, participants, officers, directors, employees, agents, attorneys, accountants, consultants, successors and assigns, directly or indirectly, which occurred, existed, was taken, permitted or begun prior to the execution of this Waiver, arising out of, based upon, or in any manner connected with (i) any transaction, event, circumstance, action, failure to act or occurrence of any sort or type, whether known or unknown, with respect to the Credit Agreement, any other Loan Document and/or the administration thereof or the Obligations created thereby; (ii) any discussions, commitments, negotiations, conversations or communications with respect to the refinancing, restructuring or collection of any Obligations related to the Credit Agreement, any other Loan Document and/or the administration thereof or the Obligations created thereby, or (iii) any matter related to the foregoing, in each case, prior to the execution of this Waiver.

IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.
PHOTOMEDEX, INC.,
 a Nevada corporation
By:/s/ Dennis M. McGrath
Name:  Dennis M. McGrath
 Title:  President and Chief Financial Officer
LCA-VISION INC.,
 a Delaware corporation
By:/s/ Dennis M. McGrath
Name:  Dennis M. McGrath
 Title:  President
RADIANCY, INC.,
 a Delaware corporation
By:/s/ Dolev Rafaeli
Name:  Dolev Rafaeli
 Title:  President and Chief Executive Officer
PHOTOMEDEX TECHNOLOGY, INC.,
 a Delaware corporation
By:/s/ Dennis M. McGrath
Name:  Dennis M. McGrath
 Title:   President
LUMIERE, INC.,
 a Nevada corporation
By:/s/ Dennis M. McGrath
Name:  Dennis M. McGrath
 Title:   President

JPMORGAN CHASE BANK, N.A., as Administrative Agent and a Lender
By: By:/s/ Lauren Daley
Name:  Lauren Daley
 Title:  Authorized Officer

FIRST NIAGARA BANK, N.A., as a Lender
By:/s/ Gary P. Danis
Name: Gary P. Danis
 Title:  First Vice President

PNC BANK, N.A., as a Lender
By:/s/ John Ataman
Name: John Ataman
 Title: Vice President